UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as a Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 17, 2022, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust, issued the following press release:

Norcross Braca Group Supports New Board Leadership and Majority at Republic First, Withdraws All Litigation Filed Against Company and Certain Directors

Suits Sought to Protect Shareholders, Compel Production of Corporate Books and Records

CAMDEN, NJ: George E. Norcross, III, Gregory B. Braca and Philip A. Norcross have withdrawn the two lawsuits filed against Republic First Bancorp, Inc. (“Republic First” or the “Company”) (FRBK) and certain of its directors.

On March 8, 2022, the three leaders of the Norcross Braca group filed a lawsuit against Republic First and certain board members regarding alleged efforts to modify employment and compensation agreements in order to entrench Vernon W. Hill, II as Chairman and CEO and disenfranchise the Republic First shareholders. On April 19, 2022, the trio sought to amend their complaint to seek the scheduling of an annual meeting, appoint a custodian to break the then existing deadlock of the Company’s board and prevent any changes designed to protect or enrich current leadership upon a change of control. Messers Norcross and Braca have filed papers with the Court dismissing the action without prejudice.

On March 29, 2022, George Norcross filed suit in the Philadelphia Court of Common Pleas to compel Republic First to make available for inspection the Company’s books and records as is required under Pennsylvania law. Filed in the Philadelphia Court of Common Pleas, the suit was necessitated by Republic First’s repeated attempts over a six-week period to prevent turning over the records, including information about related party transactions, and impose unreasonable and unworkable restrictions on their dissemination, effectively refusing to make its books available to Norcross and his partners. Mr. Norcross has filed papers with the Court dismissing the action without prejudice.

Please visit www.sec.gov [sec.gov] to obtain copies of any Schedule 13D, as amended from time to time, and 14A filings by the group led by George E. Norcross, III, Gregory B. Braca and Phillip A. Norcross.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Group (as defined below) has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to the election of directors of Republic First Bancorp, Inc. (the “Issuer”), which the Group expects will occur at the 2022 annual meeting of shareholders once scheduled by the Issuer (the “2022 Annual Meeting”).

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING. A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ THE GROUP’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV [sec.gov]. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE GROUP’S PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.